Exhibit 10.1
Execution Version
LGI HOMES, INC.

$300,000,000 4.000% Senior Notes due 2029

PURCHASE AGREEMENT
June 14, 2021

WELLS FARGO SECURITIES, LLC
As Representative of the
    several Initial Purchasers listed
    in Schedule 1 attached hereto
c/o Wells Fargo Securities, LLC
    301 S. College Street
    Charlotte, North Carolina 28288

Ladies and Gentlemen:
LGI Homes, Inc., a Delaware corporation (the “Company”), and each of the Company’s subsidiaries listed in Schedule 2-3 attached hereto (the “Guarantors”) hereby confirm their agreement with you in your capacity as the representative (the “Representative”) of the several parties listed in Schedule 1 attached hereto (the “Initial Purchasers”), as set forth below.

Section 1.    The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $300,000,000 aggregate principal amount of its 4.000% Senior Notes due 2029 (the “Notes”). The payment of principal, premium, if any, and interest on the Notes will be jointly, severally, fully and unconditionally guaranteed (collectively, the “Guarantees”) on a senior unsecured basis by each of the Guarantors. The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued by the Company and the Guarantors, as applicable, pursuant to an indenture (the “Base Indenture”), dated as of July 6, 2018, by and among the Company, the Guarantors and Wilmington Trust, National Association, as Trustee (the “Trustee”), as amended and supplemented by the third supplemental indenture thereto (the “Third Supplemental Indenture”), to be dated as of the Closing Date (as defined below), by and among the Company, the Guarantors and the Trustee. The Base Indenture as amended and supplemented by the Third Supplemental Indenture is referred to herein as the “Indenture.”
The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”) in reliance upon exemptions from the registration requirements of the Act.
In connection with the sale of the Securities, the Company and the Guarantors have prepared a preliminary offering memorandum, dated June 14, 2021 (including the information incorporated by reference therein, the “Preliminary Memorandum”). As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications listed on Annex A hereto in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Notes prior to the time when sales of the Notes were first made (the “Time of Execution”). Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum (including the information incorporated by reference therein, the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex A hereto. The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package, the Final Memorandum and the Road Show Slides (as defined below) in connection with the offer and sale of the Securities by the Initial Purchasers.
Section 2.    Representations and Warranties. As of the Time of Execution and at the Closing Date, each of the Company and the Guarantors, jointly and severally, represents and warrants to and agrees with each of the Initial Purchasers as follows (references in this Section 2 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the Time of Execution and (ii) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date):
(a)    The Preliminary Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Execution, the Pricing Disclosure Package does not, and on the Closing Date, will not, and the Final Memorandum as of its date and on the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and each of the Guarantors makes no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein. The Company has not distributed or referred to and will not distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantors or their respective agents and representatives (other than the Pricing Disclosure Package and Final Memorandum), an “Issuer Written Communication”) other than the Pricing Disclosure Package, the Final Memorandum and the electronic road show slide presentation made available to investors (the “Road Show Slides”). Any information in an Issuer Written Communication that is not otherwise included in the Pricing Disclosure Package and the Final Memorandum does not conflict with the Pricing Disclosure Package or the Final Memorandum and, each Issuer Written Communication, when taken together with the Pricing Disclosure Package does not at the Time of Execution and when taken together with the Final Memorandum at the Closing Date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)    As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the heading “Capitalization”; all of the subsidiaries of the Company are listed in Schedule 2-1 attached hereto

(each, a “Subsidiary” and collectively, the “Subsidiaries”). All of the outstanding shares of capital stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Company will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting.
(c)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum. Each Guarantor has been duly organized and is validly existing as a corporation, limited liability company or other similar entity in good standing under the laws of the jurisdiction of its organization, with requisite corporate, limited liability or other power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum. Each Subsidiary of the Company that is a “significant subsidiary” pursuant to the definition contained in Rule 1-02(w) of Regulation S-X under the Act (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) is listed in Schedule 2-2 attached hereto and has been duly organized and is validly existing as a corporation, limited liability company or other similar entity in good standing under the laws of the jurisdiction of its organization, with requisite corporate, limited liability or other power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum. The Company and each of the Guarantors and the Significant Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The outstanding shares of capital stock or other equity interests of each of the Guarantors and the Significant Subsidiaries have been duly authorized and validly issued, are fully paid (in the case of any limited liability company, to the extent required under the relevant limited liability company agreement or operating agreement, as the case may be) and non-assessable (except as such nonassessability may be affected by certain sections of the Limited Liability Company Act or other statute under which such Guarantor or Significant Subsidiary is organized) and are free and clear of all liens, encumbrances and equities and claims; and there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or other equity interests in the Guarantors or the Significant Subsidiaries.
(d)    The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and, when executed by the Company, authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). Each of the Guarantors has all requisite corporate, limited liability or other power and authority to execute, deliver and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Guarantees are executed by each Guarantor and the Notes are duly executed and authenticated by the Trustee, issued and delivered in accordance with the provisions of the Indenture and paid for as provided herein and when the Indenture has been duly executed and delivered, will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors, and entitled to the benefits of the Indenture, in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.
(e)    Each of the Company and the Guarantors has all requisite corporate, limited liability or other power and authority to execute, deliver and perform its obligations under the Base Indenture and the Third Supplemental Indenture. The Base Indenture and the Third Supplemental Indenture have been duly and validly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will each constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.
(f)    The execution and delivery of, and the performance by the Company and each of the Guarantors of their respective obligations under, this Agreement has been duly and validly authorized by all necessary corporate, limited liability or other action on the part of the Company and each of the Guarantors, and this Agreement has been duly executed and delivered by the Company and each of the Guarantors.
(g)    Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution, delivery and performance by the Company and the Guarantors of this Agreement and the Indenture, the issuance and sale by the Company and the Guarantors of the Securities to the Initial Purchasers has been obtained or made and is in full force and effect, except as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities by the Initial Purchasers.
(h)    Neither the Company, any of the Guarantors nor any of the Significant Subsidiaries is or, with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate of incorporation or formation, articles of incorporation or organization, charter, by-laws, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company, any of the Guarantors or any of the Significant Subsidiaries of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, any Guarantor or any Significant

Subsidiary, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance by the Company and each of the Guarantors of this Agreement, the Base Indenture, the Third Supplemental Indenture, the Notes and the Guarantees, as applicable, and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, any Guarantor or any Significant Subsidiary is a party or by which the Company, any Guarantor or any Significant Subsidiary or any of their respective properties is bound, (ii) the certificate of incorporation or formation, articles of incorporation or organization, charter, by-laws, limited liability company agreement, partnership agreement or other organizational documents, as applicable, of the Company or any Guarantor or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company, any Guarantor or any Significant Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, any Guarantor or any Significant Subsidiary, or any of their properties or assets, except in the case of clauses (i) and (iii) to the extent the same would not, individually or in the aggregate, have a Material Adverse Effect.
(i)    The audited consolidated financial statements of the Company and its Subsidiaries, together with related notes and schedules included or incorporated by reference in the Offering Memorandum, comply in all material respects with the applicable requirements of the Act and present fairly the financial position and the results of operations and cash flows of the Company at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary historical financial and other data included or incorporated by reference in the Offering Memorandum present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” (within the meaning of Financial Accounting Standards Board Interpretation No. 46) where the Company or any of its Subsidiaries has been determined to be the primary beneficiary), not described in the Offering Memorandum. There are no financial statements (historical or pro forma) that are required to be included in a prospectus pursuant to the Act that are not included or incorporated by reference in the Offering Memorandum. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Securities and Exchange Commission’s (the “Commission”) rules and guidelines applicable thereto.
(j)    Ernst & Young LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Public Company Accounting Oversight Board (United States) as required by the Act.

(k)    The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and The NASDAQ Global Select Market thereunder currently applicable to the Company. As of the date hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.
(l)    Except as described in the Offering Memorandum, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or to which any property of the Company or its Subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect, or that seeks to restrain, enjoin or prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum. There are no statutes, regulations or contracts or other documents that are required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum.
(m)    Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.
(n)    Since the date of the most recent financial statements of the Company and its Subsidiaries included or incorporated by reference in the Offering Memorandum, (i) there has not been any event, occurrence or development which reasonably could give rise to a Material Adverse Effect, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, any of the Guarantors or any of the Significant Subsidiaries, other than transactions in the ordinary course of business or changes or transactions described in the Offering Memorandum, as each may be amended or supplemented, and (iii) neither the Company, any of the Guarantors nor any of the Significant Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise described in the Offering Memorandum.
(o)    The Company, each of the Guarantors and each of the Significant Subsidiaries (i) have filed all material U.S. federal, state and local tax returns which have been required to be filed and (ii) have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve or accrual has been established in accordance with

GAAP. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.
(p)    The statistical, industry-related and market-related data included or incorporated by reference in the Offering Memorandum are based on or derived from sources which the Company and the Guarantors reasonably and in good faith believe are reliable and accurate, and to the extent prepared by them, such Company, Guarantors and Significant Subsidiaries’ data agree with the sources from which they are derived.
(q)    The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(r)    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “other economic sanctions”) nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of U.S. sanctions administered by OFAC or other economic sanctions; and the Company will not directly or indirectly use the proceeds of the offering and sale of the Securities contemplated hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity or country or territory that is the subject of U.S. sanctions administered by OFAC or other economic sanctions or, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.
(s)    Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its Subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is subject. The Company, the Subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(t)    The Company, each of the Guarantors and each of the Significant Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements described hereinabove or in the Offering Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Offering Memorandum or which (i) do not materially interfere with the use made and proposed to be made of such property by the Company, the Guarantors and the Significant Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. The Company, the Guarantors and the Significant Subsidiaries occupy their leased properties under valid and binding leases (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles) conforming in all material respects to the description thereof set forth in the Offering Memorandum.
(u)    Except in each case as otherwise described in the Offering Memorandum: (i) the Company and each Significant Subsidiary have complied and are in compliance, in all material respects, with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the Company and each Significant Subsidiary have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (iii) neither the Company nor any Significant Subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (A) to which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $300,000 or more will be imposed, or (B) which is otherwise material; and no such proceeding, in each case, has been threatened in writing or is known by the Company or by any Significant Subsidiary to be contemplated; (iv) neither the Company nor any Significant Subsidiary has received notice or is otherwise aware of any pending or threatened material claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and neither the Company nor any Significant Subsidiary is aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability; and (v) neither the Company nor any Significant Subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries.
(v)    No material labor disturbance by or dispute with employees of the Company, any of the Guarantors or any of the Significant Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.
(w)    The Company, each of the Guarantors and each of the Significant Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses; neither the Company, any of the Guarantors nor any of the Significant Subsidiaries have been refused any coverage under insurance policies sought or applied for; and the Company, the Guarantors and the Significant Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.
(x)    (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (as defined in Section 4043 of ERISA or the regulations issued thereunder) has occurred for which the Company or any member of its Controlled Group would have any liability; and (B) neither the Company nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA, whether or not waived; and (iv) to the knowledge of the Company, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(y)    The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that covers the Company and the Significant Subsidiaries and that complies with the requirements of the Exchange Act, and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i)

transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the date of the most recent financial statements of the Company and its Subsidiaries included or incorporated by reference in the Offering Memorandum. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(z)    The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.
(aa)    The Company and its Subsidiaries own or possess the right to use all material patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights, as well as related rights, such as the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future. Neither the Company, any of the Guarantors nor any of the Significant Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company, the Guarantors or the Significant Subsidiaries have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity. Neither the Company, any of the Guarantors nor any of the Significant Subsidiaries has received any communication or notice alleging that by conducting their business as set forth in the Offering Memorandum, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company, the Guarantors or the Significant Subsidiaries. The Company, the Guarantors and the Significant Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.
(bb)    None of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company, the Guarantors or the Significant Subsidiaries has been obtained or is being used by the Company, the Guarantors or the Significant Subsidiaries in violation of any contractual obligation binding on the Company, any of the Guarantors or any of the Significant Subsidiaries or any of their respective officers, directors or employees or otherwise in material violation of the rights of any persons. The Company, the Guarantors and the Significant Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Guarantors or the Significant Subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Guarantors and the Significant Subsidiaries), websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company, the Guarantors and the Significant Subsidiaries (the “Company IT Systems and Data”). The Company IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company, the Guarantors and the Significant Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company, the Guarantors and the Significant Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices. The Company, the Guarantors and the Significant Subsidiaries have not experienced, and are not aware of, any cyber-attack, security breach, unauthorized access or other similar compromise to the Company IT Systems and Data, which attack, breach, unauthorized access or similar compromise could have financial, legal or reputational consequences that are material to the Company and its Subsidiaries taken as a whole. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, the Guarantors and the Significant Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of Company IT Systems and Data and to the protection of the Company IT Systems and Data from unauthorized use, access, misappropriation or modification.
(cc)    Neither the Company, any Guarantor nor any Significant Subsidiary is or, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds therefrom as described in the Offering Memorandum, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(dd)    The Notes, the Guarantees and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum.
(ee)    Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Company and its Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or its Subsidiaries (each on a consolidated basis) is, nor will any of the Company or its Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.
(ff)    None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act (“Regulation D”)) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the offer and sale of the Securities in the manner contemplated by this Agreement or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers, in the manner contemplated by this Agreement, to register any of the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (“TIA”).
(gg)    No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.
(hh)    Neither the Company nor, to the knowledge of the Company, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities.
(ii)    None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.
(jj)    The documents (or portions thereof) incorporated by reference in the Offering Memorandum, when they were or are filed with the Commission, complied or will comply when so filed as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

Any certificate signed by any officer of the Company, any Guarantor or any Significant Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company, each of the Guarantors and each of the Significant Subsidiaries to each Initial Purchaser as to the matters covered thereby.
Section 3.    Purchase, Sale and Delivery of the Notes.
(a)    On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes in the respective amounts set forth in Schedule 1 attached hereto from the Company at 98.875% of their principal amount.
(b)    The Company will deliver against payment of the purchase price the Securities to be purchased by the Initial Purchasers hereunder and to be offered and sold by the Initial Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Securities to be purchased by the Initial Purchasers hereunder and to be offered and sold by the Initial Purchasers in reliance on Rule 144A under the Securities Act (the “144A Securities”) in the form of one or more permanent global securities in definitive form without interest coupons (the “Restricted Global Securities”) which will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Notice to Investors” in the Final Memorandum. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Securities, interests in the Regulation S Global Securities may only be held by DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Memorandum.
(c)    Payment for the Regulation S Securities and the 144A Securities shall be made by or on behalf of the Initial Purchasers by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date, at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York at 10:00 A.M., New York City time, on June 28, 2021, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Company will make the Regulation S Global Securities and the Restricted Global Securities available for checking and packaging by the Initial Purchasers at the offices of Davis Polk & Wardwell LLP in New York, New York, or at such other place as the Representative may designate, at least 24 hours prior to the Closing Date.

Section 4.    Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Pricing Disclosure Package and the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.
Section 5.    Covenants of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, covenant and agree with each of the Initial Purchasers as follows:
(a)    Until the later of (i) the completion of the distribution of the Securities by the Initial Purchasers and (ii) the Closing Date, the Company will not amend or supplement the Pricing Disclosure Package and the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than the Pricing Disclosure Package, the Road Show Slides and the Final Memorandum) or file any report with the Commission under the Exchange Act unless the Representative shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment, supplement or report and as to which the Representative shall have given its consent, which consent shall not be unreasonably conditioned, delayed or withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Pricing Disclosure Package and the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.
(b)    The Company and each Guarantor will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, none of the Company or any Guarantor shall be required to qualify as a foreign corporation or other entity or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
(c)    (i) If, at any time prior to the completion of the sale by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Pricing Disclosure Package and the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Pricing Disclosure Package and the Final Memorandum to comply with applicable law, the Company will promptly notify the Representative thereof and will prepare, at the expense of the Company, an amendment or supplement to the Pricing Disclosure Package and the Final Memorandum that corrects such statement or omission or effects such compliance and (ii) if at any time prior to the Closing Date, (A) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any Issuer Written Communication would conflict with the Pricing Disclosure Package as then amended or supplemented, or (B) it is necessary to amend or supplement the Pricing Disclosure Package so that any of the Pricing Disclosure Package or any Issuer Written Communication will comply with applicable law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (a) above, furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package or any Issuer Written Communication (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any Issuer Written Communication will not conflict with the Pricing Disclosure Package or so that the Pricing Disclosure Package or any Issuer Written Communication as so amended or supplemented will comply with applicable law.
(d)    The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.
(e)    The Company will apply the net proceeds from the offering and sale of the Securities as set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.
(f)    For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed; provided, however, that any such reports, financial statements or other communications that are filed with the Commission and are generally available to the public on the Commission’s website shall be deemed to have been furnished to the Initial Purchasers.
(g)    None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the offer and sale of the Securities.
(h)    None of the Company or any of its Affiliates will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act.
(i)    For so long as any of the Securities remain outstanding within the meaning of Rule 144(a)(3) under the Act, the Company will make available at its expense, upon request, to any holder of the Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
(j)    The Company will use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(k)    During the period beginning on the date hereof and continuing to the date that is 60 days after the date of this Agreement, without the prior written consent of Wells Fargo Securities, LLC, the Company will not directly or indirectly, sell, offer, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company (or guaranteed by the Company) that are substantially similar to the Securities.
(l)    As long as there are any Securities outstanding, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Act) to resell any of the Securities that have been reacquired by any of them, unless upon such resale such Security will no longer be a “restricted security” as defined in Rule 144.
(m)    In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S), the Company will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

(n)    None of the Company or any of its Affiliates will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities.

Section 6.    Expenses. The Company and each of the Guarantors, jointly and severally, agree to pay all costs and expenses incident to the performance of their respective obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Pricing Disclosure Package and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel (including local and special counsel), the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), authentication, issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto and in connection with the preparation of any “Blue Sky” memoranda and any supplements thereto, up to $10,000, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Securities, all travel expenses of the Company’s officers and employees and any other expenses (except expenses incurred by the Initial Purchasers) in connection with attending or hosting meetings with prospective purchasers of the Securities other than costs and expenses of any private aircraft incurred by or on behalf of the Company in connection with the roadshow which shall be shared equally among the Company (50% of such costs) and the Initial Purchasers (50% of such costs, allocated at their discretion), and expenses associated with any electronic road show (except expenses incurred by the Initial Purchasers), (vii) fees and expenses of the Trustee, including fees and expenses of counsel, (viii) any fees charged by investment rating agencies for the rating of the Securities, (ix) any stamp or transfer taxes in connection with the original issuance and sale of the Notes and (x) all other costs and expenses incident to the performance by the Company and the Guarantors of their respective obligations hereunder. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company or any Guarantor to perform their respective obligations hereunder or to satisfy all conditions on its part to be performed or satisfied hereunder, the Company and each of the Guarantors, jointly and severally, agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.
Section 7.    Conditions of the Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:
(a)    On the Closing Date, the Initial Purchasers shall have received opinion letters, each in form and substance satisfactory to the Initial Purchasers and (other than with respect to clause (i) below) substantially as set forth in Exhibit A hereto, each dated as of the Closing Date and addressed to the Initial Purchasers with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require, of (i) Baker Botts L.L.P., counsel for the Company and the Guarantors, (ii) Otten Johnson Robinson Neff + Ragonetti PC, special Colorado counsel for the Company and the Guarantors, (iii) Womble Bond Dickinson (US) LLP, special Florida counsel for the Company and the Guarantors, (iv) Spencer & Spencer, P.A., special North Carolina counsel for the Company and the Guarantors, and (v) Ryan, Swanson & Cleveland, PLLC, special Washington counsel for the Company and the Guarantors. In rendering such opinions, such counsel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.
(b)    On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Davis Polk & Wardwell LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Davis Polk & Wardwell LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.
(c)    On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP a comfort letter dated the date hereof, in form and substance satisfactory to counsel for the Initial Purchasers, with respect to the audited and any unaudited financial information included or incorporated by reference in the Pricing Disclosure Package. On the Closing Date, the Initial Purchasers shall have received from Ernst & Young LLP a comfort letter dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers, which shall refer to the comfort letter dated the date hereof and reaffirm or update, as of a more recent date, the information stated in the comfort letter dated the date hereof and similarly address the audited and any unaudited financial information included or incorporated by reference in the Final Memorandum.
(d)    [Reserved.]
(e)    The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on and as of the Time of Execution and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Pricing Disclosure Package and the Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.
(f)    The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.
(g)    The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer and the Chief Financial Officer, to the effect that:
(i)    the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct on and as of the Time of Execution and on and as of the Closing Date, and the Company and the Guarantors have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;
(ii)    at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and
(iii)    the sale of the Securities hereunder has not been enjoined (temporarily or permanently).
(h)    The Company and the Guarantors shall have executed and delivered the Base Indenture and the Third Supplemental Indenture, each in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof.
(i)    No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Pricing Disclosure Package and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 8 of this Agreement, and the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act (“QIBs”) or (B) that the offer or sale of the Securities is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the representations of the Company contained in this Agreement and of the Initial Purchasers in Section 8 hereof regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.
On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company or the Guarantors.
All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company or any Guarantor, as applicable, shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.
Section 8.    Offering of Securities; Restrictions on Transfer.
(a)    Each Initial Purchaser hereby represents and agrees with the Company (as to itself only) that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Road Show Slides, the Pricing Disclosure Package and the Final Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included in the Pricing Disclosure Package or the Final Memorandum, (iii) any written communication listed on Annex A hereto or prepared pursuant to Section 5(c) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included in the Pricing Disclosure Package or the Final Memorandum.
(b)    Each Initial Purchaser hereby represents and agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act; (ii) it is a QIB and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and the Offering Memorandum and (iii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (a) inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (b) outside the United States, persons other than U.S. persons (“non-U.S. purchasers,” which terms shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non U.S. beneficial owners (other than an estate or trust)); provided, however, that in the case of this clause (b), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption “Notice to Investors” contained in the Pricing Disclosure Package and the Final Memorandum.
(c)    Each Initial Purchaser hereby represents and warrants (as to itself only) with respect to sales outside the United States that (i) the Securities have not been and will not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act; and (ii) it will sell the Securities (a) as part of its distribution at any time and (b) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.
Section 9.    Indemnification and Contribution.
(a)    Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, the directors, affiliates, managers and officers of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:
(i)    any untrue statement or alleged untrue statement made by the Company or any Guarantor in Section 2 hereof;
(ii)    any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto; or
(iii)    the omission or alleged omission to state, in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;
and will reimburse, as incurred, the Initial Purchasers, the directors, affiliates, managers and officers of each Initial Purchaser and each such controlling person for any reasonable legal or other expenses incurred by the Initial Purchasers, the directors, affiliates, managers and officers of each Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and each of the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 13 hereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company and the Guarantors shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
(b)    Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, the Guarantors and their respective directors, affiliates, managers, officers and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Guarantors or any such director, affiliate, manager, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 13 hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company or the Guarantors or any such director, affiliate, manager, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld, conditioned or delayed.
(c)    Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (including local counsel, if appropriate) reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel (including local counsel, if appropriate) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel, if appropriate) to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to not more than one local counsel, if appropriate) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company or the Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)    In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand, or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each director, affiliate, manager and officer of each Initial Purchaser, and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director, affiliate or manager of the Company or any Guarantor, each officer of the Company or any Guarantor and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.
Section 10.    Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantors and their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors or any of their respective officers, managers or directors, the Initial Purchasers or any of their respective officers, affiliates, managers or directors or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10, 15 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
Section 11.    Termination.
(a)    This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company or any of the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,
(i)    there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or its Subsidiaries), except in each case as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto);
(ii)    trading in securities of the Company or in securities generally on the New York Stock Exchange or the NASDAQ Global Select Market or by the Commission shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;
(iii)    a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;
(iv)    there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or (C) any material change in the financial markets of the United States, which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Pricing Disclosure Package and the Final Memorandum; or
(v)    any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).
(b)    Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.
Section 12.    Defaulting Initial Purchaser.
(a)    If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Final Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Final Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 attached hereto that, pursuant to this Section 12, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.
(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date does not exceed one-eleventh of the aggregate principal amount of the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of the Securities that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the principal amount of the Securities that such Initial Purchaser agreed to purchase on such date) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.
(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date exceeds one-eleventh of the aggregate principal amount of the Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 6 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.
(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any non-defaulting Initial Purchaser for damages caused by its default.
Section 13.    Information Supplied by the Initial Purchasers. The statements set forth in the second paragraph of the “Plan of Distribution—New Issue of Notes; No Registration” section, the fourth and fifth sentences of the third paragraph of the “Plan of Distribution—New Issue of Notes; No Registration” section and the first and second paragraphs of the “Plan of Distribution—Price Stabilization and Short Positions” section in the Preliminary Memorandum and the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.
Section 14.    Notices. All communications hereunder shall be in writing and (a) if sent to the Initial Purchasers, shall be mailed or delivered to Wells Fargo Securities, LLC, 301 S. College St., 6th Floor, Charlotte, North Carolina 28288, Attention: Transaction Management, facsimile: (704) 383-9165 (with such facsimile to be confirmed by telephone to (704) 715-0541); and (b) if sent to the Company, shall be mailed or delivered to the Company at LGI Homes, Inc., 1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas 77380, Attention: General Counsel, facsimile: (281) 210-2601.
All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.
Section 15.    Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 9 hereof shall also be for the benefit of the directors, managers and officers of the Initial Purchasers, their respective officers and any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 hereof shall also be for the benefit of the directors, managers and officers of the Company and the Guarantors and any person or persons who control the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.
Section 16.    Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

Section 17.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
Section 18.    APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.
Section 19.    Submission to Jurisdiction. Each of the parties hereto submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, unconditionally waives any objection to the laying of venue of any such suit or proceeding in such courts and irrevocably and unconditionally waives and agrees not to plead or claim that any such suit or proceeding in any such court has been brought in an inconvenient forum.
Section 20.    No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and each Guarantor, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction, each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) no Initial Purchaser (other than Builder Advisor Group LLC) has assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company or any Guarantor except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Guarantors has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Initial Purchaser (other than Builder Advisor Group LLC) has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.
Section 21.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement or the Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
Section 22.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.
Section 23.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 23:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature pages follow]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Guarantors and the Initial Purchasers.
Very truly yours,
LGI Homes, Inc.
By: /s/ Eric T. Lipar
    Name:    Eric T. Lipar
    Title:    Chief Executive Officer
GUARANTORS:
    LGI HOMES GROUP, LLC
By: /s/ Eric T. Lipar
Name:    Eric T. Lipar
Title:    Manager
RIVERCHASE ESTATES PARTNERS, LLC

By: LGI Homes Group, LLC, its Sole Member
By: /s/ Eric T. Lipar
Name:    Eric T. Lipar
Title:    Manager

[Signature Page to Purchase Agreement]

LGI HOMES-TEXAS, LLC
LGI HOMES AZ CONSTRUCTION, LLC
LGI HOMES – E SAN ANTONIO, LLC
LGI HOMES – ARIZONA, LLC
LGI HOMES – FLORIDA, LLC
LGI HOMES – GEORGIA, LLC
LGI CROWLEY LAND PARTNERS, LLC
LGI HOMES CORPORATE, LLC
LGI HOMES SERVICES, LLC
LGI HOMES AZ SALES, LLC
LGI HOMES – NEW MEXICO, LLC
LGI HOMES NM CONSTRUCTION, LLC
LUCKEY RANCH PARTNERS, LLC
LGI HOMES – COLORADO, LLC
LGI HOMES – NC, LLC
LGI HOMES – SC, LLC
LGI HOMES – TENNESSEE, LLC
LGI HOMES – WASHINGTON, LLC
LGI HOMES – OREGON, LLC
LGI HOMES – ALABAMA, LLC
LGI HOMES – MINNESOTA, LLC
LGI HOMES – OKLAHOMA, LLC
LGI LIVING, LLC
LGI HOMES – CALIFORNIA, LLC
LGI HOMES – MARYLAND, LLC
LGI HOMES – VIRGINIA, LLC
LGI HOMES – WEST VIRGINIA, LLC
LGI HOMES – WISCONSIN, LLC
LGI LEASING, LLC
LGI HOMES – PENNSYLVANIA, LLC
LGI HOMES – UTAH, LLC
By: LGI Homes Group, LLC, its Manager
By: /s/ Eric T. Lipar
Name:    Eric T. Lipar
Title:    Manager

[Signature Page to Purchase Agreement]

LGI HOMES – NEVADA, LLC
By: /s/ Christopher M. Kelly
Name:    Christopher M. Kelly
Title:    Manager
[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.
WELLS FARGO SECURITIES, LLC
By:    /s/ Johnathan Temesgen
    Name:    Johnathan Temesgen
    Title:    Managing Director
On behalf of itself and as Representative of the several Initial Purchasers

[Signature Page to Purchase Agreement]

SCHEDULE 1

Initial Purchaser	Principal Amount of Notes
Wells Fargo Securities, LLC	$ 90,000,000
BofA Securities, Inc.	82,500,000
Fifth Third Securities, Inc.	26,250,000
U.S. Bancorp Investments, Inc.	26,250,000
BNP Paribas Securities Corp.	21,000,000
Citizens Capital Markets, Inc.	21,000,000
BMO Capital Markets Corp.	9,750,000
Wedbush Securities Inc.	9,750,000
PNC Capital Markets LLC	4,500,000
Woodrock Securities, LP	4,500,000
Regions Securities LLC	4,500,000
Total	$ 300,000,000

Schedule 1-1

SCHEDULE 2-1
Subsidiaries of the Company
1.    LGI HOMES – ALABAMA, LLC, an Alabama limited liability company
2.    LGI HOMES – BLUE HILLS, LLC, an Arizona limited liability company
3.    LGI HOMES – GLENNWILDE, LLC, an Arizona limited liability company
4.    LGI HOMES – SAN TAN HEIGHTS, LLC, an Arizona limited liability company
5.    LGI HOMES AZ CONSTRUCTION, LLC, an Arizona limited liability company
6.    LGI HOMES AZ SALES, LLC, an Arizona limited liability company
7.    LGI HOMES – ARIZONA, LLC, an Arizona limited liability company
8.    LGI HOMES – CALIFORNIA, LLC, a California limited liability company
9.    LGI REALTY – CALIFORNIA, INC., a California corporation
10.    LGI HOMES – COLORADO, LLC, a Colorado limited liability company
11.    LGI HOMES – KRENSON WOODS, LLC, a Delaware limited liability company
12.    LGI HOMES – OAK HOLLOW PHASE 6, LLC, a Delaware limited liability company
13.    LGI HOMES – SONTERRA, LLC, a Delaware limited liability company
14.    LGI HOMES – LUCKEY RANCH, LLC, a Delaware limited liability company
15.    LGI HOMES – MALLARD CROSSING, LLC, a Delaware limited liability company
16.    LGI HOMES – NORTHPOINTE, LLC, a Delaware limited liability company
17.    LGI HOMES – OAK HOLLOW, LLC, a Delaware limited liability company
18.    LGI HOMES – SALTGRASS CROSSING, LLC, a Delaware limited liability company
19.    LGI HOMES – WEST MEADOWS, LLC, a Delaware limited liability company
20.    LGI JV HOLDINGS II, LLC, a Delaware limited liability company
21.    LGI JV HOLDINGS III, LLC, a Delaware limited liability company
22.    LGI JV HOLDINGS IV, LLC, a Delaware limited liability company
23.    LGI JV HOLDINGS, LLC, a Delaware limited liability company
24.    LUCKEY RANCH PARTNERS, LLC, a Delaware limited liability company
25.    LGI HOMES – FLORIDA, LLC, a Florida limited liability company
26.    LGI HOMES – MAPLE PARK, LLC, a Georgia limited liability company
27.    LGI HOMES – GEORGIA, LLC, a Georgia limited liability company
28.    LGI HOMES AVONDALE, LLC, a Georgia limited liability company
29.    LGI HOMES REALTY, LLC, a Georgia limited liability company
30.    LGI HOMES – MARYLAND, LLC, a Maryland limited liability company
31.    LGI REALTY – MINNESOTA, LLC, a Minnesota limited liability company
32.    LGI HOMES – MINNESOTA, LLC, a Minnesota limited liability company
33.    LGI HOMES – NEVADA, LLC, a Nevada limited liability company
34.    LGI HOMES – NEW MEXICO, LLC, a New Mexico limited liability company
35.    LGI HOMES NM CONSTRUCTION, LLC, a New Mexico limited liability company
36.    LGI HOMES – NC, LLC, a North Carolina limited liability company
37.    LGI REALTY – NC, LLC, a North Carolina limited liability company
38.    LGI HOMES – OKLAHOMA, LLC, an Oklahoma limited liability company
39.    LGI REALTY – OKLAHOMA, LLC, an Oklahoma limited liability company
40.    LGI HOMES – OREGON, LLC, an Oregon limited liability company
41.    LGI HOMES – PENNSYLVANIA, LLC, a Pennsylvania limited liability company
42.    LGI HOMES – SC, LLC, a South Carolina limited liability company
43.    RIVERCHASE ESTATES PARTNERS, LLC, a South Carolina limited liability company
44.    LGI HOMES – TENNESSEE, LLC, a Tennessee limited liability company
Schedule 2-1-1

45.    LGI CROWLEY LAND PARTNERS, LLC, a Texas limited liability company
46.    LGI FUND III HOLDINGS, LLC, a Texas limited liability company
47.    LGI HOMES – E SAN ANTONIO, LLC, a Texas limited liability company
48.    LGI HOMES – STERLING LAKES PARTNERS, LLC, a Texas limited liability company
49.    LGI HOMES – TEXAS, LLC, a Texas limited liability company
50.    LGI HOMES CORPORATE, LLC, a Texas limited liability company
51.    LGI HOMES GROUP, LLC, a Texas limited liability company
52.    LGI HOMES II, LLC, a Texas limited liability company
53.    LGI HOMES SERVICES, LLC, a Texas limited liability company
54.    LGI LEASING, LLC, a Texas limited liability company
55.    LGI LIVING, LLC, a Texas limited liability company
56.    LGI HOMES – UTAH, LLC, a Utah limited liability company
57.    LGI HOMES – VIRGINIA, LLC, a Virginia limited liability company
58.    LGI REALTY – VIRGINIA, LLC, a Virginia limited liability company
59.    LGI HOMES – WASHINGTON, LLC, a Washington limited liability company
60.    LGI REALTY – WASHINGTON, LLC, a Washington limited liability company
61.    LGI HOMES – WEST VIRGINIA, LLC, a West Virginia limited liability company
62.    LGI REALTY – WEST VIRGINIA, LLC, a West Virginia limited liability company
63.    LGI HOMES – WISCONSIN, LLC, a Wisconsin limited liability company

Schedule 2-1-2

SCHEDULE 2-2
Significant Subsidiaries of the Company
1.    LGI HOMES GROUP, LLC, a Texas limited liability company
2.    LGI HOMES-TEXAS, LLC, a Texas limited liability company
3.    LGI HOMES – FLORIDA, LLC, a Florida limited liability company
4.    LGI HOMES – NORTH CAROLINA, LLC, a North Carolina limited liability company
Schedule 2-2-1

SCHEDULE 2-3
Guarantors

1.    LGI HOMES GROUP, LLC, a Texas limited liability company
2.    LGI HOMES-TEXAS, LLC, a Texas limited liability company
3.    LGI HOMES AZ CONSTRUCTION, LLC, an Arizona limited liability company
4.    LGI HOMES – E SAN ANTONIO, LLC, a Texas limited liability company
5.    LGI HOMES – ARIZONA, LLC, an Arizona limited liability company
6.    LGI HOMES – FLORIDA, LLC, a Florida limited liability company
7.    LGI HOMES – GEORGIA, LLC, a Georgia limited liability company
8.    LGI CROWLEY LAND PARTNERS, LLC, a Texas limited liability company
9.    LGI HOMES CORPORATE, LLC, a Texas limited liability company
10.    LGI HOMES SERVICES, LLC, a Texas limited liability company
11.    LGI HOMES AZ SALES, LLC, an Arizona limited liability company
12.    LGI HOMES – NEW MEXICO, LLC, a New Mexico limited liability company
13.    LGI HOMES NM CONSTRUCTION, LLC, a New Mexico limited liability company
14.    LUCKEY RANCH PARTNERS, LLC, a Delaware limited liability company
15.    RIVERCHASE ESTATES PARTNERS, LLC, a South Carolina limited liability company
16.    LGI HOMES – COLORADO, LLC, a Colorado limited liability company
17.    LGI HOMES – NC, LLC, a North Carolina limited liability company
18.    LGI HOMES – SC, LLC, a South Carolina limited liability company
19.    LGI HOMES – TENNESSEE, LLC, a Tennessee limited liability company
20.    LGI HOMES – WASHINGTON, LLC, a Washington limited liability company
21.    LGI HOMES – OREGON, LLC, an Oregon limited liability company
22.    LGI HOMES – ALABAMA, LLC, an Alabama limited liability company
23.    LGI HOMES – MINNESOTA, LLC, a Minnesota limited liability company
24.    LGI HOMES – NEVADA, LLC, a Nevada limited liability company
25.    LGI HOMES – OKLAHOMA, LLC, an Oklahoma limited liability company
26.    LGI LIVING, LLC, a Texas limited liability company
27.    LGI HOMES – CALIFORNIA, LLC, a California limited liability company
28.    LGI HOMES – MARYLAND, LLC, a Maryland limited liability company
29.    LGI HOMES – VIRGINIA, LLC, a Virginia limited liability company
30.    LGI HOMES – WEST VIRGINIA, LLC, a West Virginia limited liability company
31.    LGI HOMES – WISCONSIN, LLC, a Wisconsin limited liability company
32.    LGI LEASING, LLC, a Texas limited liability company
33.    LGI HOMES – PENNSYLVANIA, LLC, a Pennsylvania limited liability company
34.    LGI HOMES – UTAH, LLC, a Utah limited liability company
Schedule 2-3-1

ANNEX A
1.    Pricing Supplement, dated June 14, 2021, a copy of which is attached hereto as Annex A-1.
Annex A

ANNEX A-1
Pricing Supplement
See attached.

Pricing Supplement dated June 14, 2021 to the
Preliminary Offering Memorandum dated June 14, 2021

$300,000,000
LGI Homes, Inc.

4.000% Senior Notes due 2029

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

The Senior Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state. The Senior Notes are being offered only (1) to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Unless otherwise indicated, terms used but not defined herein have the meaning assigned to such terms in the Preliminary Offering Memorandum

Aggregate Principal Amount:	$300,000,000
Title of Securities:	4.000% Senior Notes due 2029 (the “Senior Notes”)
Final Maturity Date:	July 15, 2029
Issue Price:	100%, plus accrued interest, if any, from and including June 28, 2021
Coupon:	4.000%
Yield Per Annum:	4.000%
Interest Payment Dates:	July 15 and January 15
Record Dates:	July 1 and January 1 of each year
First Interest Payment Date:	January 15, 2022
Optional Redemption:
At any time prior to January 15, 2029, the Issuer may on one or more occasions redeem all or a part of the Senior Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest to, but excluding, the redemption date.
On and after January 15, 2029, the Issuer may redeem the Senior Notes, in whole or in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Annex A-1

Change of Control and Repurchase Event:	101%
Joint Book-Running Managers:	Wells Fargo Securities, LLC BofA Securities, Inc. Fifth Third Securities, Inc. US Bancorp Investments, Inc. BNP Paribas Securities Corp. Citizens Capital Markets, Inc.
Co-Managers:	BMO Capital Markets Corp. Wedbush Securities Inc. PNC Capital Markets LLC Woodrock Securities, LP Regions Securities LLC
Trade Date:	June 14, 2021
Settlement Date:
June 28, 2021 (T+10)
We expect that delivery of the Senior Notes will be made to investors on or about June 28, 2021, which will be the tenth business day following the date hereof (such settlement being referred to as T+10). Under Rule 15c6-1 of the Exchange Act, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes prior to the settlement date will be required, by virtue of the fact that the Senior Notes initially will settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Distribution:	144A and Regulation S with no registration rights
CUSIP/ISIN Numbers:	144A CUSIP: 50187TAF3 144A ISIN: US50187TAF30 Regulation S CUSIP: U5286JAB5 Regulation S ISIN: USU5286JAB53
This material is confidential and is for your information only and is not intended to be used by anyone other than you.  This information does not purport to be a complete description of these securities or the offering.  Please refer to the Preliminary Offering Memorandum for a complete description.

Annex A-2

This communication is being distributed in the United States solely to persons reasonably believed to be qualified institutional buyers, as defined in Rule 144A under the Securities Act and outside the United States solely to non-U.S. persons as defined under Regulation S in accordance with the applicable provisions of Regulation S.
This communication does not constitute an offer to sell or a solicitation of an offer to buy the Senior Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Senior Notes will be made only by means of a private offering memorandum.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex A-3

EXHIBIT A
Form of
OPINION OF LOCAL COUNSEL
1.    Each guarantor organized in the state[s] of [State] (the “Guarantors”) is validly existing under the laws of the State and is in good standing in the State, and, according to its [Organizational Documents], has the corporate or other applicable power and authority to execute and deliver and perform its obligations under the Purchase Agreement and the Indenture.
2.    The Guarantees to be issued by the Guarantors in connection with the issuance of the Notes have been duly authorized for issuance and sale pursuant to the Purchase Agreement and the Indenture and the performance by each Guarantor of its obligations thereunder have been duly authorized by all necessary corporate or limited liability company (as applicable) action on the part of each Guarantor.
3.    The execution, delivery and performance of each of the Purchase Agreement and the Indenture to be entered into by the Guarantors and the transactions contemplated thereby are within each Guarantor’s corporate or other applicable power and have been duly authorized by all necessary action on the part of such Guarantor.
4.    Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Guarantors.
5.    The Purchase Agreement has been duly authorized, executed and delivered by the Guarantor.
6.    The execution, delivery and performance of each of the Purchase Agreement, the Indenture and the Guarantees and consummation of the transactions contemplated thereby (a) will not violate the Organization Documents of any Guarantor organized in the State and (b) will not violate any law, statute, rule or regulation of the State or any judgment, decree or order of any governmental authority of the State known to us to be applicable to any Guarantor.
7.    No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for each Guarantor’s execution, delivery and performance of the Purchase Agreement, the Indenture and the Guarantees and the consummation of the transactions contemplated thereby, except as required under the Securities Act, applicable state securities or blue sky laws.

Exhibit A